EXHIBIT 99.1

21st Century Holding Company Reports Third Quarter 2008 Financial Results

LAUDERDALE LAKES, Fla., Nov. 3, 2008 (GLOBE NEWSWIRE) -- 21st Century Holding Company (Nasdaq:TCHC), today reported results for the quarter ended September 30, 2008 (see attached tables).

For the three months ended September 30, 2008, the Company reported a net loss of $1,513,139 or $0.19 per share on 8,013,894 average undiluted shares outstanding, as compared to net income of $1,868,802, or $0.24 per share on 7,891,650 average undiluted shares outstanding in the same three month period last year. Excluding a pretax investment loss of $3,265,532, the Company would have earned $0.13 per share during the three months ended September 30, 2008. On a diluted share basis, the Company reported a loss of $0.19 per share, based on 8,013,894 average diluted shares outstanding for the same three month period, as compared to $0.24 per share, based on 7,948,385 average diluted shares outstanding for the three months ended September 30, 2007.

For the nine months ended September 30, 2008, the Company reported net income of $295,419, or $0.04 per share on 7,967,087 undiluted shares versus net income of $13,190,036, or $1.66 per share on 7,927,366 undiluted shares in the same nine month period last year. Excluding a pretax investment loss of $9,788,757, the Company would have earned $0.87 per share during the nine months ended September 30, 2008. On a diluted share basis, the Company reported earnings of $0.04 per share, based on 7,978,178 average diluted shares outstanding for the same nine month period, as compared to $1.64 per share, based on 8,050,983 average diluted shares outstanding for the nine months ended September 30, 2007.

Net premiums earned decreased $10.9 million or 40.2% to $16.2 million for the three months ended September 30, 2008, as compared to $27.2 million for the same three-month period last year. Net premium earned decreased $24.1 million or 32.3% to $50.3 million for the nine months ended September 30, 2008, as compared to $74.4 million for the same nine month period last year.

Total revenues decreased $13.6 million or 46.0% to $16.0 million for the three months ended September 30, 2008, as compared to $29.6 million for the same three-month period last year. Total revenues decreased $38.2 million or 42.6% to $51.4 million for the nine months ended September 30, 2008, as compared to $89.6 million for the same nine month period last year.

Mr. Michael H. Braun, the Company's Chief Executive Officer, said, "While our strategy of managing the Company for long term success has had a negative impact on premiums written in the short term, we believe our prudent philosophy has the Company poised to create significant shareholder value in the coming quarters.

"We are continuing our initiatives, which include the assumption of policies from Citizens Property Insurance Corporation, expanding our certificate of authority and increasing the marketability of our casualty line through the use of a carrier with an A.M. Best 'A' rating. Subject to regulatory approval, we expect these initiatives to start generating premium in the first quarter of 2009.

"While we have experienced investment write downs during the first three quarters, we believe that, based on the current construction of our investment portfolios, the risk of future write downs has been reduced. The Company's current portfolio asset allocation is as follows: 42% in cash and cash equivalents, 57% in fixed income instruments and 1% in equities. Further, the construction of the fixed income portfolio consists of 71% government, 18% municipal, 5% corporate and 6% in other.

"Lastly, we are debt free and while other insurers have cut their dividends we plan to keep our dividend policy unchanged."

The Company will hold an investor conference call at 4:30 PM (ET) today, November 3, 2008. The Company's CEO and its CFO, Peter J. Prygelski, III, will discuss the financial results and review the outlook for the Company. Messrs. Braun and Prygelski invite interested parties to participate in the conference call. A live webcast of the call will be available online at http://www.21stcenturyholding.com in the Conference Calls section. Listeners interested in participating in the Q&A session can access the conference call by dialing toll free 877-440-5788. Please call at least five minutes in advance to ensure that you are connected prior to the presentation. A webcast replay of the conference call will be available shortly after the live webcast is completed.

About the Company

The Company, through its subsidiaries, underwrites commercial general liability insurance, homeowners' property and casualty insurance, flood insurance and personal automobile insurance in the State of Florida. The Company underwrites general liability coverage as an admitted carrier in the states of Alabama, Louisiana and Texas for more than 300 classes of business, including special events. The Company is approved to operate as a surplus lines/non-admitted carrier in the states of Arkansas, California, Georgia, Kentucky, Maryland, Missouri, Nevada, Oklahoma, South Carolina, Tennessee and Virginia and offering the same general liability products. The Company is licensed and has the facilities to market and underwrite other insurance carriers' lines of business, as well as to process and adjust claims for third party insurance carriers. In addition to insurance services, the Company offers premium finance services to its insureds as well as insureds of certain third party insurance companies.

Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," or "continue" or the other negative variations thereof or comparable terminology are intended to identify forward-looking statements. The risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions and projections generally; inflation and other changes in economic conditions (including changes in interest rates and financial markets); pricing competition and other initiatives by competitors; ability to obtain regulatory approval for applications to underwrite in an additional jurisdiction or for requested rate changes, and the timing thereof; legislative and regulatory developments; the outcome of litigation pending against the Company and any settlement thereof; risks related to the nature of the Company's business; dependence on investment income and the composition of the Company's investment portfolio; the adequacy of the Company's liability for loss and loss adjustment expense; insurance agents; claims experience; limited experience in the insurance industry; ratings by industry services; catastrophe losses; reliance on key personnel; weather conditions (including the severity and frequency of storms, hurricanes, tornadoes and hail); changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation, and health care and auto repair costs; and other matters described from time to time by the Company in releases and publications, and in periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for a major contingency. Reported results may therefore appear to be volatile in certain accounting periods.

                     21st CENTURY HOLDING COMPANY
                Consolidated Statements of Operations
                             (Unaudited)

                    Three Months Ended           Nine Months Ended
                       September 30,               September 30,
                    2008          2007          2008          2007
 Revenue:       ------------  ------------  ------------  ------------
 Gross premiums
  written       $ 15,850,565  $ 16,063,633  $ 70,694,874  $109,715,866
 Gross premiums
  ceded          (25,698,536)  (30,736,350)  (33,931,350)  (46,545,180)
                ------------  ------------  ------------  ------------

   Net premiums
    (ceded)
    written       (9,847,971)  (14,672,717)   36,763,524    63,170,686
                ------------  ------------  ------------  ------------

 Increase in
  prepaid
  reinsurance
  premiums        15,351,293    19,321,814     1,831,129     1,503,984
 Decrease in
  unearned
  premiums        10,746,004    22,532,155    11,719,249     9,693,313
                ------------  ------------  ------------  ------------
   Net change in
    prepaid
    reinsurance
    premiums and
    unearned
    premiums      26,097,297    41,853,969    13,550,378    11,197,297
                ------------  ------------  ------------  ------------

   Net premiums
    earned        16,249,326    27,181,252    50,313,902    74,367,983
 Commission
  income             133,384       430,530     1,160,433     6,921,886
 Finance
  revenue             91,200       116,357       268,467       462,968
 Managing
  general agent
  fees               346,349       178,129     1,375,772     1,600,174
 Net investment
  income           1,541,444     2,328,718     5,316,878     6,028,654
 Net realized
  investment
  (losses)        (2,995,351)   (1,441,182)   (9,308,640)   (1,489,227)
 Regulatory
  assessments
  recovered          384,260       578,602     1,618,595     1,260,326
 Other income        215,730       198,915       689,982       496,409
                ------------  ------------  ------------  ------------

   Total
    revenue       15,966,342    29,571,321    51,435,389    89,649,173
                ------------  ------------  ------------  ------------

 Expenses:
 Loss and loss
  adjustment
  expenses         9,887,634    14,849,851    30,255,333    38,610,206
 Operating and
  underwriting
  expenses         1,670,776     3,883,616     4,699,386    10,948,979
 Salaries and
  wages            2,086,295     1,775,041     5,607,764     5,064,909
 Interest
  expense                 --        27,824            --       173,077
 Policy
  acquisition
  costs, net of
  amortization     4,170,497     5,379,240    11,793,812    14,895,770
                ------------  ------------  ------------  ------------

   Total
    expenses      17,815,202    25,915,572    52,356,295    69,692,941
                ------------  ------------  ------------  ------------

 (Loss) income
  before
  provision for
  income tax
  (benefit)
  expense         (1,848,860)    3,655,749      (920,906)   19,956,232
 Provision for
  income tax
  (benefit)
  expense           (335,721)    1,786,947    (1,216,325)    6,766,196
                ------------  ------------  ------------  ------------
   Net (loss)
    income      $ (1,513,139) $  1,868,802  $    295,419  $ 13,190,036
                ============  ============  ============  ============
 Basic net
  (loss) income
  per share     $      (0.19) $       0.24  $       0.04  $       1.66
                ============  ============  ============  ============
 Fully diluted
  net (loss)
  income per
  share         $      (0.19) $       0.24  $       0.04  $       1.64
                ============  ============  ============  ============

 Weighted
  average
  number of
  common shares
  outstanding      8,013.894     7,891,650     7,967,087     7,927,366
                ============  ============  ============  ============

 Weighted
  average
  number of
  common shares
  outstanding
  (assuming
  dilution)        8,013,894     7,948,385     7,978,178     8,050,983
                ============  ============  ============  ============

 Dividends paid
  per share     $       0.18  $       0.18  $       0.54  $       0.54
                ============  ============  ============  ============

                     21st CENTURY HOLDING COMPANY
                         Other Selected Data
                             (Unaudited)

 Balance Sheet
 -------------                              Period Ending
                                      09/30/08           12/31/07
                                    ------------       ------------
 Total Cash & Investments           $158,529,651       $165,168,346
 Total Assets                       $198,434,909       $219,360,763
 Unpaid Loss and Loss
  Adjustment Expense                $ 59,202,298       $ 59,684,790
 Total Liabilities                  $118,710,865       $138,104,140
 Total Shareholders'
  Equity                            $ 79,724,044       $ 81,256,623
 Common Stock Outstanding              8,013,894          7,871,234
 Book Value Per Share               $       9.95       $      10.32

 Premium Breakout
 ----------------

 Line of             3 Months Ending             9 Months Ending
  Business       9/30/2008     9/30/2007     9/30/2008     9/30/2007
 ------------  ------------  ------------  ------------  ------------
                    (Dollars in thousands)      (Dollars in thousands)
 Homeowners'    $     11,014  $     8,513   $     50,935  $     82,472
 Commercial
  General
  Liability            4,795         7,378        19,385        25,601
 Automobile               41           174           375         1,642

 Gross Written
  Premiums      $     15,851  $     16,064  $     70,695  $    109,716
                ============  ============  ============  ============

 Commercial General Liability
  Written Premium by State
  ------------------------

                     3 Months Ending            9 Months Ending
 State            9/30/2008     9/30/2007    9/30/2008      9/30/2007
                ------------  ------------  ------------  ------------
                  (Dollars in thousands)      (Dollars in thousands)
 Alabama        $         27  $         --  $         98  $         --
 Arkansas                 --            --            12            --
 California               51            --           251            --
 Florida               3,497         4,563        12,891        17,067
 Georgia                 141           208           471           800
 Kentucky                 --            --             1             5
 Louisiana               986         1,365         3,501         4,047
 Maryland                  2            --             2            --
 South Carolina            7            47            66           134
 Texas                    84         1,194         2,084         3,516
 Virginia                 --            --             8            32
                          --            --            --            --

 Gross Written
  Premiums      $      4,795  $      7,377  $     19,385  $     25,601
                ============  ============  ============  ============

 Loss Ratios
 -----------
                    3 Months Ending             9 Months Ending
 Line of
  Business        9/30/2008    9/30/2007     9/30/2008     9/30/2007
 ------------   ------------  ------------  ------------  ------------
 Homeowners'           65.13%        28.70%        58.27%        43.00%
 Commercial
  General
  Liability            51.22%        95.51%        64.19%        55.65%
 Automobile           210.88%       262.11%        15.98%       166.20%
 All Lines             60.85%        54.69%        60.13%        51.95%

CONTACT:  21st Century Holding Company
          Peter J. Prygelski, CFO
          (954) 308-1252
          (954) 581-9993